                                                                   EXHIBIT 10.35
April 15, 1996



Mr. Mark Miller
President
Brilliant Interactive Ideas Pty. Ltd.
17 The Corso
Manly, NSW, Australia 2095

Dear Mr. Miller:

     1. This letter confirms our understanding that Brilliant Interactive Ideas Pty. Ltd. (the "Company") has engaged Averil Associates, Inc. ("Averil"), on an exclusive basis, as financial advisor to the Company regarding its strategic and financing alternatives (the "Engagement"). It is anticipated that the scope of this retention will take the following form:

         (A) Averil will act as the exclusive financial advisor to the Company with respect to the consideration and implementation of its strategic alternatives. As part of this assignment, Averil will (i) study and evaluate the short-term and long-term projected financial performance and capital needs of the Company, (ii) develop valuation perspectives regarding the Company, reflecting appropriate strategic, industry and macroeconomic considerations,
(iii) work with management in contacting potential strategic and/or financial investors/acquirors, (iv) work with management in contacting potential private and public institutional capital sources, (v) work with management in identifying and pursuing potential strategic partnerships, licensing arrangements, content arrangements and other technological opportunities, (vi) review various structural and tax considerations applicable to a transaction(s) impacting the Company, (vii) coordinate all financial and legal advisors involved in the transactional process, and (viii) assist in the negotiation and execution of any transaction including economic, structural and other terms and conditions.

             In addition to these activities, Averil will also provide other services in connection with the Company's ongoing business and strategic needs. In this regard, Averil will (i) assist the Company in establishing U.S. offices,
(ii) assist the Company in identifying and interviewing necessary management personnel, (iii) if requested, act in the capacity of a corporate officer in order to assist the Company in carrying out U.S. business functions, (iv) if requested, act in the capacity of a director of the Company to assist with the execution of its ongoing business and strategic plan, and (v) any other matters reasonably related to the above.

             The Company agrees that it will not, and it will not permit any of its affiliates to, directly or indirectly, contact, approach or negotiate with any person with respect to any transaction, other than through Averil, as agent.

         (B) A transaction may include the Company or any of its affiliates, including (without limitation) a new entity formed for such purpose (collectively, the "Entities").

     2. The Company shall pay to Averil, as compensation for services under this engagement, as follows:

         (A) Retainer.  A non-refundable retainer fee of $25,000, payable upon
             --------
execution of this letter agreement.

             In addition to the cash fees payable pursuant to this subparagraph, and in consideration for the corporate services to be rendered pursuant to paragraph 1(A), the Company shall issue to Averil, at no cost, equity securities, warrants or other participating interests in the Company (or, if applicable, another Entity) representing 910 shares of the outstanding common stock of the Company on a fully-diluted basis.

         (B) Transaction Fees.  A transaction fee of $200,000, payable in cash,
             ----------------
at the closing (or, if more than one, at each closing) of a major financing or strategic transaction in line with the Company's business plan, by wire transfer or certified bank check. It is understood that Averil shall not be separately compensated for assistance in any licensing, joint venture or other strategic arrangement unless such transaction rises to a substantial level and includes capitalization for the benefit of the Company or any of the Entities.

         (C) Expenses.  In addition to any fees payable hereunder, the Company
             --------
shall, whether or not a transaction shall be consummated, reimburse Averil as billed for its business class travel and other reasonable out-of-pocket expenses (including all fees and disbursements of counsel and of other consultants and advisors retained by it, messenger and duplicating services, telephone and facsimile expenses, document and database charges and other customary expenditures), incurred in connection with, or arising out of, Averil's activities under or contemplated by this engagement, the Company shall also reimburse Averil, at such times as Averil shall request, for any sales, use or similar taxes (including additions to such taxes, if any) arising in connection with any matter referred to or contemplated by this engagement. Averil shall charge all of its out-of-pocket expenses at its actual cost.

         (D) Definitions.  As used herein, "transaction" shall mean any
             -----------
transaction or series or combination of transactions whereby, directly or indirectly, a party obtains control of or an interest in any of the Entities or their respective affiliates or assets. Such transaction may include, but shall not be limited to, a minority or majority investment, a private or public financing transaction, an acquisition or exchange of capital stock or assets, a lease of assets with or without a purchase option, a merger or consolidation, the formation of a joint venture or partnership or any similar transaction.

         (E) As part of this engagement, Averil and the Company understand that each party is striving to maintain a long-term relationship with the other. As a result, the Company agrees that, if at any time the Company or any of its subsidiaries or affiliates proposes directly or indirectly to (i) enter into any financing transaction (including, without limitation, any sale of debt, equity or other securities; any bank, working capital or other credit facility; any leasing transaction; any capital restructuring; or any similar transaction), or
(ii) any acquisition or exchange of capital stock or assets (other than in the ordinary course of business); any sale or lease of assets (other than in the ordinary courses of business); any merger or consolidation; any formation of a joint venture or partnership; or any similar transaction. Averil shall be given an offer to act as financial advisor in connection therewith, at Averil's customary fees and upon terms and conditions contained in a mutually acceptable agreement.

     3. In connection with Averil's activities hereunder, the Company will furnish Averil with all material information regarding the business and financial condition of the Company (all such information so furnished being the "Information"). The Company recognizes and confirms that Averil (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this letter without having independently verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information, (iii) will not make an appraisal of any assets of the Company, and (iv) retains the right to continue to perform due diligence during the course of the engagement.

     4. Since Averil will be acting on behalf of the Company in connection with its engagement hereunder, the Company and Averil have entered into a separate indemnification agreement, dated the date hereof and attached hereto, providing for the indemnification of Averil and certain related persons. Such indemnification agreement is an integral part of this letter and the terms thereof are incorporated by reference herein. It is understood that if any other person or entity is established for the purpose of carrying out any transaction contemplated by this engagement letter, such person or entity will enter into engagement and indemnification agreements substantially similar to this engagement letter and the associated indemnification agreement dated the date hereof. THE COMPANY ACKNOWLEDGES AND AGREES THAT THE SERVICES RENDERED BY AVERIL UNDER THIS ENGAGEMENT ARE FINANCIAL ADVISORY SERVICES ONLY AND DO NOT INCLUDE THE RENDERING OF ANY LEGAL REPRESENTATION BY AVERIL OR ANY OF ITS AGENTS OR EMPLOYEES. THE COMPANY REPRESENTS THAT IT EITHER HAS LEGAL COUNSEL, OR WILL RETAIN LEGAL COUNSEL, TO RENDER APPLICABLE LEGAL SERVICES IN RELATION TO THE ASSIGNMENTS CONTEMPLATED BY THIS ENGAGEMENT AND WILL IN NO WAY RELY UPON AVERIL
TO RENDER SUCH LEGAL COUNSEL.   /s/ MM  (initials)
                                --------

     5. Averil's engagement hereunder shall be terminable at will at any time prior to the closing of the Transaction by either the Company or Averil upon thirty days' prior written notice thereof to the other party. It is understood, however, that notwithstanding any termination of Averil's engagement hereunder, Averil shall be entitled, in any event, to receive any retainer fees and all out-of-pocket expenses to be paid to it pursuant to clauses (A) and (C) of the second paragraph of this letter agreement and, for a period of twelve months subsequent to the termination of this engagement, any transaction fees referred to in clause (B) of the second paragraph of this letter agreement relating to assignments within the scope of this engagement. In addition, the provision of clause (E) of the second paragraph of this letter shall survive for a period of twelve months subsequent to the termination of this letter. Otherwise, the parties shall not have any continuing liability or obligation to the other except for those related to the indemnification agreement referred to in paragraph 4 hereof and the representations and warranties contained in paragraph 7, the terms of which shall survive any termination of Averil's engagement hereunder.

     6. The advice (written or oral) rendered by Averil pursuant to this agreement is intended solely for the benefit and use of the Company in considering the matters to which this agreement relates, and the Company agrees that neither such advice nor Averil's retention may be disclosed publicly or made available to third parties without the prior written consent of Averil.

     7. The Company represents and warrants to Averil that (i) this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms; and (ii) any offering materials will not, when delivered for distribution in connection with the Transaction and at the closing of the Transaction, contain any untrue statements of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company shall advise Averil promptly of the occurrence of any event or any other change that results in the Information or offering materials containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     8. The execution of this letter shall not be deemed or construed as obligating Averil to make any investment in the Company or any other Entity, directly or indirectly.

     9. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

     10. Any determination that any one or more of the provisions of this Agreement may be, or is, invalid, illegal or unenforceable shall not affect the validity, legality or enforceability of the remainder of this Agreement.

     11. THIS AGREEMENT AND ALL CONTROVERSIES ARISING FROM OR RELATING TO PERFORMANCE UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO SUCH STATE'S RULES CONCERNING CONFLICTS OF LAWS. THE PARTIES HERETO HEREBY IRREVOCABLY CONSENT TO PERSONAL JURISDICTION AND VENUE IN ANY COURT OF THE STATE OF CALIFORNIA OR ANY FEDERAL COURT SITTING IN THE CITY OF LOS ANGELES FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY, WHICH IS BROUGHT BY OR AGAINST ANY PARTY HERETO, AND HEREBY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE PARTIES HERETO HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTIES AT THEIR RESPECTIVE ADDRESSES SET FORTH ABOVE, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT OR CONDUCT IN
CONNECTION WITH THIS ENGAGEMENT IS HEREBY WAIVED.   /s/ MM  (initials)
                                                    -------

     12. This agreement may be executed in counterparts, each of which together shall be considered a single document.


     Please confirm that the foregoing is in accordance with your understanding by signing and returning to Averil the enclosed duplicate of this letter, which shall thereupon constitute a binding agreement.

AVERIL ASSOCIATES, INC.


By: /s/ Diana Maranon
    ----------------------------------
        Diana L. Maranon


ACCEPTED AND AGREED TO:

BRILLIANT INTERACTIVE IDEAS, PTY. LTD.


By: /s/ Mark Miller
    -----------------------------------
        Mark Miller

April 15, 1996



Averil Associates, Inc,
833 17th Street, Suite Six
Santa Monica, CA 90403
Attn: Diana L. Maranon

Ladies and Gentlemen:

     In connection with your engagement as our financial advisor pursuant to a letter agreement, dated April 15, 1996 (as such agreement may be amended from time to time, the "Agreement"), between you and us, we hereby agree to indemnify and hold harmless you and your affiliates, and your respective directors, officers, agents, employees and controlling persons, and each of their respective successors and assigns (collectively, the "indemnified persons"), to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses (or actions in respect thereof) that are related to or arise out of (i) actions or alleged actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by us or any of our affiliates, directors, officers, employees or agents, (ii) actions or alleged actions taken or omitted to be taken by an indemnified person (including acts or omissions constituting ordinary negligence) pursuant to the terms of or in connection with services rendered pursuant to or in accordance with the terms of, the Agreement or any transaction or proposed transaction contemplated thereby or any indemnified person's role in connection therewith, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any offering materials or in any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading. We will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to clause (ii) of the preceding sentence that are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the person seeking indemnification hereunder. We also agree that (i) no indemnified person shall have any liability to us or any of our affiliates, directors, officers, employees or agents except for losses, claims, damages, liabilities or expenses incurred by us in connection with the Transaction that are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of such indemnified person; and
(ii) in no event shall the indemnified persons' aggregate liability in connection with such losses, claims, damages, liabilities and expenses exceed the fees you actually receive from us pursuant to the Agreement.

     Promptly after receipt by an indemnified person of notice of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such person will notify us in writing of such complaint or of the commencement of such action or proceeding, but failure so to notify us will relieve us from any liability that we may have hereunder only if, and to the extent that, such failure results in the forfeiture by us of any material defenses, and will not in any event relieve us from any other obligation or liability that we may have to any indemnified person. We will not, without the prior written consent of you, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not you or any other indemnified person is an actual or potential party to such claim, action, suit or proceeding).

     We agree that if any indemnification sought by an indemnified person pursuant to this letter agreement is held by a court to be unavailable for any reason other than as specified in the second sentence of the first paragraph of this letter agreement, then we will contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to us, on the one hand, and you, on the other hand, in connection with your engagement refereed to above, or (ii) if the allocation provided by clause (i) above in this paragraph is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) in this paragraph, but also the relative fault of us, on the one hand, and you, on the other hand, as well as any other relevant equitable considerations; provided however, that in any event the aggregate contribution by all
-------- -------
indemnified persons to all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder will not exceed the amount of fees actually received by you from us pursuant to your engagement referred to above. It is hereby agreed that for purposes of this paragraph, the relative benefits to us, on the one hand, and you, on the other hand, with respect to your engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received by us or our stockholders, as the case may be, pursuant to the transaction, whether or not consummated, for which you are engaged to render financial advisory services, bears to (ii) the fee paid or proposed to be paid to you in connection with such engagement. It is agreed that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method which does not take into account the considerations referred to in this paragraph.

     We further agree that we will promptly reimburse you and any other indemnified person hereunder for all expenses (including fees and disbursements of counsel) as they are incurred in connection with investigating, preparing or defending any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder, whether or not in connection with pending or threatened litigation in which any indemnified person is a party.

     Our indemnity, contribution and other obligations under this letter agreement shall be in addition to any rights that you or any other indemnified person may have at common law or otherwise, and shall be binding on our successors and assigns.

     We hereby consent to personal jurisdiction, service and venue in any court in which any claim which is subject to, or which may give rise to a claim for indemnification or contribution under, this letter agreement is brought against you or any other indemnified person.

     This letter agreement shall be deemed made in California. This letter agreement and all controversies arising from or relating to performance under this letter agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to such state's rules concerning conflicts of laws. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS LETTER AGREEMENT OR ANY ENGAGEMENT OF YOU IS HEREBY WAIVED.

     It is understood that, in connection with your above-mentioned engagement, you may also be engaged to act in one or more additional capacities, and that the terms of the original engagement or any such additional engagement may be embodied in one or more separate written agreements. The provisions of this letter agreement shall apply to the original engagement, related activities prior to the date of the original engagement, any such additional engagement and any modification of the original engagement or such additional engagement and shall remain in full force and effect following the completion or termination of your engagement(s).

                               Sincerely,


                               BRILLIANT INTERACTIVE IDEAS, PTY, LTD.



                               By: /s/ Mark Miller
                                  ----------------------------------------
                                  Mark Miller


                               Dated:
                                      ------------------------------------


Accepted:

AVERIL ASSOCIATES, INC,


By: /s/ Diana Maranon
   -----------------------------------------
   Diana L. Maranon


Dated:
       -------------------------------------


                                       3